Exhibit 99.1
For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS
•	Third quarter 2008 revenues increased 4% year over year to $198 million.

•	Revenues before reimbursements were $179 million in the third quarter of 2008, an increase of 7% over the third quarter of 2007.

•	EBITDA for the third quarter of 2008 was $27 million, an increase of 16% year over year.

•	Adjusted net income per diluted share for the third quarter of 2008 was $0.17, compared to $0.14 in the third quarter of 2007.

•	Net cash provided by operations was $39.1 million in the third quarter 2008, up from $31.1 million in the third quarter of 2007. Borrowings under the Company’s bank facility were reduced from $309 million to $273 million at the close of the third quarter 2008.
CHICAGO, October 30, 2008 — Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the third quarter ended September 30, 2008.
“We are pleased with our third quarter results, notwithstanding the incredible disruption in the financial markets which impacted a number of the Company’s client engagements,” stated William M. Goodyear, Chairman and Chief Executive Officer. “The Company is well positioned for a strong fourth quarter and a solid completion to 2008. We expect our full-year 2008 revenue and adjusted EPS results to be at the low end of our previously announced guidance range.
Mr. Goodyear continued, “Strong demand for our Healthcare, Energy, Economic Consulting and International Construction Disputes services positively impacted our third quarter results and are expected to be significant contributors to the fourth quarter. However, any one of the financial market events we saw in September would have resulted in major dislocation — together they were simply unprecedented. With events moving at hyper speed, client decision-making understandably slowed significantly and certain client engagements were delayed or postponed relative to our earlier expectations. In addition, with the U.S. Dollar strengthening significantly relative to Sterling, third quarter revenues were impacted negatively by $1.5 million compared to last year. Our third quarter 2008 general and administrative expenses included an allowance for doubtful accounts of $7.7 million, which was an increase of $4.3 million over our 2007 allowance, in order to reflect our view of the collectibility of receivables due from certain of our financial industry clients.”

“We are off to a strong start in the fourth quarter with October utilization running at 82% as we have seen engagements restart and expand.” added Mr. Goodyear. “Overall we are very pleased with the strength of our results in the midst of a very stressful marketplace and look forward to a solid finish to the year.”
Third Quarter 2008 Results
The Company’s third quarter 2008 results are summarized as follows:

Third Quarter 2008 Financial Results (1)
	Q3 2008	Q2 2008	% Change	Q3 2007	% Change
Total Revenues ($000)	$198,092	$211,408	-6.3%	$190,847	3.8%
Adjusted EBITDA ($000)	$27,408	$34,462	-20.5%	$26,972	1.6%
EBITDA ($000)	$27,408	$32,507	-15.7%	$23,675	15.8%
Net Income per Diluted Share	$0.16	$0.21	-23.8%	$0.10	60.0%
Adjusted Net Income per Diluted Share	$0.17	$0.24	-29.2%	$0.14	21.4%
Average Billable FTEs	1,927	1,916	0.6%	1,962	-1.8%
End of Period Billable FTEs	1,952	1,928	1.2%	2,009	-2.8%
Consultant Utilization (1,850 base)	76%	79%	-3.8%	77%	-1.3%
Average Bill Rate (excluding success fees)	$265	$266	-0.4%	$238	11.3%

(1)	See the attached schedules for a reconciliation of Adjusted EBITDA and Adjusted EPS to the GAAP financial results.
Year-to-Date 2008 Results
The Company’s year-to-date 2008 financial results are summarized as follows:

Year-to-Date 2008 Financial Results (1)
	YTD 2008	YTD 2007	% Change
Total Revenues ($000)	$616,639	$563,770	9.4%
Adjusted EBITDA ($000)	$95,078	$85,830	10.8%
EBITDA ($000)	$92,473	$81,256	13.8%
Net Income per Diluted Share	$0.60	$0.53	13.2%
Adjusted Net Income per Diluted Share	$0.66	$0.58	13.8%

(1)	See the attached schedules for a reconciliation of Adjusted EBITDA and Adjusted EPS to the GAAP financial results.
Business Segment Highlights
The Company’s North American Business Consulting segment produced third quarter 2008 revenues of $83 million, a decrease of 9% from the third quarter of 2007. This decline was largely attributable to the expected deterioration in discretionary spending in the Financial Services and Insurance sectors. Strong demand continued for the segment’s Healthcare and Energy services which positively impacted the segment’s third quarter results.
Navigant’s Healthcare team is experiencing significant growth across the payer, provider and life sciences practice areas. Currently the most prominent driver for Navigant’s Healthcare expertise are the hospitals and health systems that seek strategic and operational advice to enhance their competitiveness and to better manage performance and budgetary issues. The Company’s Energy practice is also experiencing a strong demand environment as historically high energy prices are driving consulting expertise in alternative power sources, improved energy efficiencies and utility performance improvement measures.

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Additionally, new federal and state energy policies and regulations, coupled with an upward trend in rate case activity, are further escalating the need for the Navigant’s Energy experts.
The Company’s North American Disputes and Investigative Services segment reported revenues of $80 million, a decrease of 2% year-over-year. The segment performed very well during the first half of 2008, but encountered an unanticipated lag in the commencement of new assignments sold as the quarter progressed, due to the unprecedented amount of uncertainty in the economic and regulatory environment. While buying decisions and project start dates have temporarily slowed, market demand continues in the areas of accounting and regulatory investigations, white collar litigation, anti-money laundering investigations and commercial litigation. The Company remains confident about longer term market opportunities driven by intensifying global regulatory and economic pressures.
Revenues in the International Consulting Operations segment were $21 million, an increase of 16% over the third quarter of 2007. Large infrastructure dispute matters continued to drive strong performance for this segment, while also enhancing its opportunity for global reach and recognition.
The Company’s Economics Consulting Services segment (reflecting the acquisition of Chicago Partners on May 1, 2008) produced their first full quarter with revenues of $15 million. These strong results reflected high utilization across the team on several large engagements and were in line with the Company’s expectations.
A Company metrics summary including data by segment is available on Navigant’s website (www.navigantconsulting.com) under the Investor Relations section.
Balance Sheet
The Company’s cash flow from operating activities was $39.1 million during the third quarter of 2008, compared to $31.1 million during the corresponding period in the prior year. Additionally, capital expenditures of $1.1 million during the third quarter of 2008 continued to trend below the prior year. Borrowings under the Company’s banking facilities were reduced to $273.0 million at the end of the third quarter from $309.0 million at the close of the second quarter. DSO was reduced to 84 days at the end of the third quarter, compared to 90 days one year ago and 85 days at the close of the second quarter of 2008.
During the three years prior to 2008 the Company’s allowance for doubtful accounts has ranged from 1.4% to 1.7% of revenue before reimbursements. The Company’s third quarter 2008 allowance for doubtful accounts was approximately $5 million above these historical levels, or 4.3% of revenues before reimbursements, as Management increased the allowance to reflect collectibility of receivables from certain financial industry clients. It is anticipated that the allowance for doubtful accounts will return to historical levels in the fourth quarter subject to further financial market disruptions or specific client circumstances.
2008 Year-End Outlook
The Company is expecting its revenues and net income per diluted share (exclusive of other operating costs) for the year ending December 31, 2008 to be at the lower end of its previously announced guidance range:
•	Revenues of $820 million to $845 million

•	Net income per diluted share (exclusive of other operating costs) of $0.89 to $0.96

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Full year 2008 guidance for adjusted EBITDA has been adjusted to reflect the incremental bad debt reserve taken in the third quarter. The range for adjusted EBITDA is $130 million to $135 million for the year ending December 31, 2008.
Third Quarter 2008 Conference Call
William Goodyear will host a conference call to discuss the Company’s financial results at 5:00 p.m. Eastern Time on Thursday, October 30, 2008. The web cast may be accessed via the Navigant Consulting website (www.navigantconsulting.com) under the Investor Relations section. A replay of the web cast will be available for approximately 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations including foreign currency fluctuations; pace, timing and integration of acquisitions; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; dependence on the expansion of and the increase in the Company’s service offerings and staff; conflicts of interest; potential loss of clients; the Company’s clients’ financial condition, which could result in an impairment of their ability to make payments to the Company; risks inherent with litigation; significant client assignments; professional liability; potential legislative and regulatory changes; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
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4

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended September 30, 2008			For the quarter ended September 30, 2007
	Adjusted	Adjustments	Reported	Adjusted	Adjustments	Reported

Revenues before reimbursements	$178,908		178,908	$167,057		$167,057
Reimbursements	19,184		19,184	23,790		23,790

Total revenues	198,092	—	198,092	$190,847	—	$190,847
Cost of services before reimbursable expenses	110,083		110,083	104,405		104,405
Reimbursable expenses	19,184		19,184	23,790		23,790

Cost of services	129,267	—	129,267	128,195	—	128,195
General and administrative expenses	41,417		41,417	35,680		35,680
Depreciation	4,330		4,330	4,189		4,189
Amortization	3,955		3,955	5,378		5,378
Other operating costs
Separation and Severance costs				—	3,348	3,348
Office consolidation	—	553	553	—	2,150	2,150
Gain on sale of property				—	(2,201)	(2,201)

Operating income	19,123	(553)	18,570	17,405	(3,297)	14,108
Interest expense, net	4,790		4,790	5,863		5,863
Other income	93		93	58		58

Income before income tax expense	14,240	(553)	13,687	11,484	(3,297)	8,187
Income tax expense	6,074	(223)	5,851	4,784	(1,330)	3,454

Net income	$8,166	($330)	$7,836	$6,700	(1,967)	$4,733

Net income per diluted share (“EPS”)	$0.17		$0.16	$0.14		$0.10

Shares used in computing net income per diluted share	48,895		48,895	46,462		46,462

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	62%		62%	62%		62%
Reimbursable expenses	11%		11%	14%		14%
General and administrative expenses	23%		23%	21%		21%

EBITDA (3)	15%		15%	16%		14%
Operating income	11%		10%	10%		8%
Net income	5%		4%	4%		3%

EBITDA (3) reconciliation:
EBITDA (3)	$27,408		$27,408	$26,972	(3,297) (2)	$23,675
Depreciation	4,330		4,330	4,189		4,189
Accelerated Depreciation — Office consolidation	—	(553) (1)	553
Amortization	3,955		3,955	5,378		5,378

Operating income	$19,123	($553)	$18,570	$17,405	(3,297)	$14,108

(1)	During the third quarter of 2008, the Company recorded $0.6 million for accelerated depreciation on certain leasehold improvements associated with real estate rationalization.

(2)	During the third quarter of 2007, the Company incurred $3.3 million relating to workforce reduction initiatives, $2.2 million associated with real estate rationalization, including lease termination costs and write downs of leasehold improvements, and recorded a gain on sale of property of $2.2 million.

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the nine months ended September 30, 2008				For the nine months ended September 30, 2007
	Adjusted	Adjustments		Reported	Adjusted	Adjustments	Reported

Revenues before reimbursements	$552,587			552,587	$501,545		$501,545
Reimbursements	64,052			64,052	62,225		62,225

Total revenues	$616,639			$616,639	$563,770		$563,770

Cost of services before reimbursable expenses	337,008			337,008	311,488		311,488
Reimbursable expenses	64,052			64,052	62,225		62,225

Cost of services	401,060			401,060	373,713		373,713
General and administrative expenses	120,501			120,501	104,227		104,227
Depreciation	12,876			12,876	11,905		11,905
Amortization	12,779			12,779	12,798		12,798
Other operating costs Separation and Severance costs	—				—	4,625	4,625
Office consolidation	—	4,646		4,646	—	2,150	2,150
Gain on sale of property					—	(2,201)	(2,201)

Operating income	69,423	(4,646)		64,777	61,127	(4,574)	56,553
Interest expense, net	14,513			14,513	9,030		9,030
Other income	30			30	(50)		(50)

Income before income tax expense	54,880	(4,646)		50,234	52,147	(4,574)	47,573
Income tax expense	23,380	(1,874)		21,506	21,998	(1,845)	20,153

Net income	$31,500	($2,772)		$28,728	$30,149	($2,729)	$27,420

Net income per diluted share (“EPS”)	$0.66			$0.60	$0.58		$0.53

Shares used in computing net income per diluted share	47,997			47,997	52,165		52,165

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	61%			61%	62%		62%
Reimbursable expenses	12%			12%	12%		12%
General and administrative expenses	22%			22%	21%		21%

EBITDA (3)	17%			17%	17%		16%
Operating income	13%			12%	12%		11%
Net income	6%			5%	6%		5%

EBITDA (3) reconciliation:
EBITDA (3)	$95,078	($2,605	)(1)	$92,473	$85,830	($4,574) (2)	$81,256
Depreciation	12,876			12,876	11,905		11,905
Accelerated Depreciation — Office consolidation	—	(2,041	)(1)	2,041
Amortization	12,779			12,779	12,798		12,798

Operating income	$69,423	($4,646)		$64,777	$61,127	($4,574)	$56,553

(1)	During the first nine months of 2008, the Company incurred Office consolidation costs of $4.6 million associated with real estate rationalization, including lease termination costs and accelerated depreciation on certain leasehold improvements.

(2)	During the first quarter of 2007, the Company incurred realignment costs of $1.3 million associated with a management reorganization including severance. During the third quarter of 2007, the Company incurred $3.3 million relating to workforce reduction initiatives, $2.2 million associated with real estate rationalization, including lease termination costs and write downs of leasehold improvements, and recorded a gain on sale of property of $2.2 million.

(3)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2008	2008	2007	2007

Assets
Cash and cash equivalents	$10,530	$10,320	$11,656	$21,149
Trade accounts receivable, net	197,877	219,868	189,616	202,097
Prepaid and other assets	39,549	36,097	27,287	29,130

Total current assets	247,956	266,285	228,559	252,376

Property and equipment, net	45,391	49,473	54,687	55,366
Goodwill and intangible assets, net	521,261	536,246	488,523	497,934
Other non-current assets, net	19,444	19,867	6,928	8,515

Total Assets	$834,052	$871,871	$778,697	$814,191

Liabilities and Stockholders’ Equity
Bank debt	$2,250	$2,250	$2,250	$2,250
Other current liabilities	131,252	130,393	124,269	109,513
Long term debt	270,729	306,787	254,366	308,148
Other liabilities	59,681	65,904	55,059	55,555
Stockholders’ equity	370,140	366,537	342,753	338,725

Total Liabilities and stockholders’ equity	$834,052	$871,871	$778,697	$814,191

Selected Data

Days sales outstanding, net (DSO) [1]	84	85	77	90

1)	Net of deferred revenue. June 30, 2008 is calculated on a proforma basis as if Chicago Partners acquisition occurred April 1, 2008.

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in 000s (except per share amounts)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$7,836	$4,733	$28,728	$27,420
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	4,883	4,189	14,917	11,905
Amortization expense	3,955	5,378	12,779	12,798
Stock-based compensation expense	3,055	4,668	9,632	13,378
Deferred income taxes	(1,251)	(479)	(5,830)	2,044
Gain on sale of property	—	(2,201)	—	(2,201)
Allowance for doubtful accounts receivable	7,731	3,412	17,201	8,081
Other, net	102	601	431	1,302
Changes in assets and liabilities	12,810	10,797	(39,305)	(32,708)

Net cash provided by operating activities	39,121	31,098	38,553	42,019

Cash flows from investing activities:
Purchases of property and equipment	(1,091)	(4,218)	(5,055)	(18,648)
Proceeds from sale of property	—	4,028	—	4,028
Acquisitions of businesses	—	(27,325)	(50,000)	(65,250)
Payments of acquisition liabilities	—	(2,300)	(3,154)	(4,465)
Other, net	(12)	(647)	(863)	(1,916)

Net cash used in investing activities	(1,103)	(30,462)	(59,072)	(86,251)

Cash flows from financing activities:
Issuances of common stock	1,220	1,226	5,298	6,795
Repurchase of common stock/treasury stock	—	—	—	(218,429)
Payments of notes payable	(4,976)	(5,967)	(4,976)	(5,967)
Proceeds from (Payments of) term loan	(562)	(563)	(1,687)	224,437
Borrowings from bank, net	(32,604)	8,273	20,995	49,176
Other, net	(886)	(2,147)	(237)	(2,376)

Net cash provided by (used in) provided by financing activities	(37,808)	822	19,393	53,636

Net increase (decrease) in cash and cash equivalents	210	1,458	(1,126)	9,404
Cash and cash equivalents at beginning of the period	10,320	19,691	11,656	11,745

Cash and cash equivalents at end of the period	$10,530	$21,149	$10,530	$21,149